EXHIBIT-23



               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in Oxford Industries, Inc.'s previously filed Registration Statements No. 2-76870, No. 33-7231, No. 33-64097 No. 333-59409 and No. 333-59411 of (1) our
report  dated  July  14,  2000  appearing  on  page  32  of   the
Corporation's  2000  Annual  Report  to  Stockholders  which   is
incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended June 2, 2000, and (2) the inclusion of our report on the schedule dated July 14, 2000 appearing on page 15 of the Corporation's Annual Report on Form 10-K for the year ended June 2, 2000.




                                  ARTHUR ANDERSEN LLP


Atlanta, Georgia
August 24, 2000